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                                                                     Exhibit 5.1


                                  May 7, 2001



BY EDGAR TRANSMISSION

Board of Trustees
Federal Realty Investment Trust
1626 East Jefferson Street
Rockville, Maryland  20852


Ladies and Gentlemen:

          We are acting as counsel to Federal Realty Investment Trust, a Maryland real estate investment trust (the "Trust"), in connection with its registration statement on Form S-8 (the "Registration Statement"), filed with the Securities and Exchange Commission relating to the registration of up to 1,750,000 shares of the Trust's common shares of beneficial interest, par value $.01 per share (the "Shares"), issuable in connection with the Trust's 2001 Long-Term Incentive Plan (the "Plan"). This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. (S) 229.601(b)(5), in connection with the Registration Statement.

          For purposes of this opinion letter, we have examined copies of the following documents:

          1.  An executed copy of the Registration Statement.

          2. A copy of the Plan, as certified by the Secretary of the Trust on the date hereof as being complete, accurate, and in effect.

          3. The Declaration of Trust of the Trust (the "Declaration of Trust"), as certified by the Maryland State Department of Assessments and Taxation on March 14, 2001 and the Secretary of the Trust on the date hereof as being complete, accurate and in effect.
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Federal Realty Investment Trust
Board of Trustees
May 7, 2001
Page 2

          4. The Bylaws of the Trust as certified by the Secretary of the Trust on the date hereof as being complete, accurate and in effect.

          5. Resolutions of the Board of Trustees of the Trust adopted at a meeting held on February 14, 2001, as certified by the Secretary of the Trust on the date hereof as being complete, accurate, and in effect, relating to the adoption of the Plan and authorization of the Registration Statement.

          In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents, and the conformity to authentic original documents of
all documents submitted to us as copies (including telecopies).   We also have
assumed that the Shares will not be issued in violation of the ownership limits contained in the Declaration of Trust. This opinion letter is given, and all statements herein are made, in the context of the foregoing.

          This opinion letter is based as to matters of law solely on Title 8 of the Corporations and Associations Article of the Annotated Code of Maryland, as amended. We express no opinion herein as to any other laws, statutes, ordinances, rules or regulations. As used herein, the term "Title 8 of the Corporations and Associations Article of the Annotated Code of Maryland" means the statutory provisions contained therein, all applicable provisions of the Maryland Constitution and reported judicial decisions interpreting these laws.

          Based upon, subject to and limited by the foregoing, we are of the opinion that, when issued in accordance with the terms of the Plan, the Shares will be validly issued, fully paid and nonassessable.

          This opinion letter has been prepared for your use in connection with the Registration Statement and speaks as of the date hereof. We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter.
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Federal Realty Investment Trust
Board of Trustees
May 7, 2001
Page 3

          We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not thereby admit that we are an "expert" within the meaning of the Securities Act of 1933, as amended.


                                    Very truly yours,

                                    /s/ Hogan & Hartson L.L.P.
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                                    HOGAN & HARTSON L.L.P.